UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 18, 2012

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company.  Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries.  Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01.  Other Events.

On April 18, 2012, the Arizona Corporation Commission (“ACC”) voted to allow Arizona Public Service Company (“APS”) to move forward with its purchase of Southern California Edison’s (“SCE”) interest in Units 4 and 5 of the Four Corners Power Plant near Farmington, New Mexico. The ACC reserved the right to review the prudence of the transaction for cost recovery purposes in a future proceeding if the purchase closes. The ACC also authorized an accounting deferral of certain costs associated with the purchase until any such cost recovery proceeding concludes.

The California Public Utilities Commission approved the purchase transaction in March 2012.  The purchase remains subject to several additional closing conditions, including negotiation and execution of a new coal supply contract on terms reasonably acceptable to APS, Federal Energy Regulatory Commission approval and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  APS cannot predict whether all of the conditions necessary to consummate the purchase of SCE’s interest will be met such that the closing can occur.

Additional information regarding the proposed transaction is contained in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in the Pinnacle West Capital Corporation/APS Annual Report on Form 10-K for the year ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: April 18, 2012	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial
Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: April 18, 2012	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial
Officer